UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2014

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Amendment to Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC
On April 21, 2014, Altisource Residential, L.P. (the “Operating Partnership”), a subsidiary of Altisource Residential Corporation (the “Company”), increased the aggregate maximum borrowing capacity under the Master Repurchase Agreement, dated as of March 22, 2013 (the “Repurchase Agreement”) with Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”) from $100,000,000 to $200,000,000, subject to certain sublimits. In addition, the maturity date of the Repurchase Agreement was extended to April 20, 2015 subject to an additional one-year extension in the discretion of the Buyer. All other terms and conditions of the CS Repurchase Agreement remain the same in all material respects.
The purpose of the Repurchase Agreement is to finance the beneficial ownership of non-performing, re-performing and performing mortgage loans and real properties. The obligations of the Operating Partnership under the Repurchase Agreement continue to be fully guaranteed by the Company pursuant to a guaranty made by the Company in favor of the Buyer.
For additional disclosure regarding the terms of the Repurchase Agreement and the related guaranty, see the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2013. The disclosures herein regarding the Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which were filed as Exhibits 10.10 and 10.11 of Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed with the SEC on April 8, 2013.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: April 23, 2014	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary